                                                                      Exhibit 21

                     Subsidiaries of Multi-Color Corporation


Subsidiary                                    State of Incorporation
----------                                    ----------------------

MCC-Batavia, LLC                              Ohio

MCC-Uniflex, LLC                              Ohio

Laser Graphic Systems, Inc.                   Kentucky